Exhibit 4.1

                                                                  EXECUTION COPY


                                   $75,000,000

                           ARTESYN TECHNOLOGIES, INC.

              5.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010



                               PURCHASE AGREEMENT


                                                                  August 7, 2003

LEHMAN BROTHERS INC.
STEPHENS INC.
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY  10019

Dear Sirs and Madams:

          Artesyn Technologies, Inc., a Florida corporation (the "Company"), proposes, upon the terms and considerations set forth herein, to issue and sell $75,000,000 in aggregate principal amount of its 5.50% Convertible Senior Subordinated Notes due 2010 (the "Firm Notes") to Lehman Brothers Inc. and Stephens Inc. (together, the "Initial Purchasers"). In addition, the Company proposes to grant to the Initial Purchasers an option (the "Option") to purchase up to an additional $15,000,000 in aggregate principal amount of 5.50% Convertible Senior Subordinated Notes due 2010 (the "Optional Notes" and, together with the Firm Notes, the "Notes"). The Notes will (i) have terms and provisions which are summarized in the Offering Memorandum (as defined below) and (ii) be issued pursuant to an indenture (the "Indenture") to be entered into between the Company and The Bank of New York, as trustee (the "Trustee"). Pursuant to the Indenture, the Notes shall be convertible, at the option of the holders of the Notes (the "Holders"), into the Company's common stock, par value $0.01 per share (the "Common Stock"). As used herein, "Conversion Shares" means the shares of Common Stock into which the Notes are convertible.

          The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on one or more exemptions under the Act. The Company has prepared a preliminary offering memorandum, dated August 4, 2003 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated August 7, 2003 (the "Offering Memorandum"), setting forth information regarding the Company and the Notes. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto and all information incorporated by reference therein. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

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          You have  advised the Company  that you will make offers (the  "Exempt
Resales") of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum only inside the United States to persons you reasonably believe to be qualified institutional buyers as defined in Rule 144A under the Act (each, a "Qualified Institutional Buyer") in reliance on Rule 144A under the Act. You will offer the Notes initially at a price equal to 100% of the principal amount thereof. You may change such price at any time without notice.

          Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the First Delivery Date (as defined in
Section 2(a)), between the Company and the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the Act (the "Registration Statement") covering the resale of the Notes and the Conversion Shares, and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective.

          This Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents".

          This is to confirm the agreement between the Company and the Initial Purchasers concerning the issue, offer and sale of the Notes.

          1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents, warrants and agrees that:

          (a) When the Notes are issued and delivered pursuant to this Agreement, they will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or that are quoted in a United States automated inter-dealer quotation system.

          (b) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Offering Memorandum, to register the Notes or the Conversion Shares under the Act.

          (c) The Company is an issuer that is subject to filing requirements under Section 13 or 15(d) of the Exchange Act.

          (d) The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, and no order

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asserting that the  transactions  contemplated  by this Agreement are subject to the registration requirements of the Act, has been issued and, to the knowledge of the Company, no proceeding for that purpose has commenced or is pending or is contemplated.

          (e) The Preliminary Offering Memorandum and the Offering Memorandum, as of their respective dates and the Offering Memorandum as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and/or Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

          (f) The  Company and each of its  subsidiaries  (as defined in Section
14) have been duly organized and are validly existing entities in good standing (if applicable) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (if applicable) as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), and have all corporate or comparable power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

          (g) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Offering Memorandum; the shares of Common Stock into which the Notes are convertible at the initial conversion price have been duly and validly authorized and reserved for issuance upon conversion of the Notes and are free of preemptive rights; all Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims.

          (h) The Company has all necessary corporate right, power and authority to execute and deliver the Indenture and perform its obligations thereunder; the Indenture has been duly authorized by the Company, and upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); on the First Delivery Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the

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Trustee,  will  constitute a legally valid and binding  agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenants of good faith and fair dealing; and the Indenture will conform in all material respects to the description thereof contained in the Offering Memorandum.

          (i) The Company has all necessary corporate right, power and authority to execute and deliver the Registration Rights Agreement and perform its obligations thereunder; the Registration Rights Agreement and the transactions contemplated thereby have been duly authorized by the Company; when the Registration Rights Agreement is duly executed and delivered by the Company (assuming due authorization, execution and delivery by the Initial Purchasers), it will be a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenants of good faith and fair dealing, and except with respect to the rights of indemnification and contribution thereunder, where enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws; and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum.

          (j) The Company has all necessary corporate right, power and authority to execute, issue and deliver the Notes and perform its obligations thereunder; the Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the respective Delivery Date, such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenants of good faith and fair dealing; and will conform in all material respects to the description thereof contained in the Offering Memorandum.

          (k) The Company has all necessary corporate right, power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions contemplated hereby have been duly authorized, executed and delivered by the Company.

          (l) The execution, delivery and performance of the Operative Documents by the Company, the consummation of the transactions contemplated thereby, and the issuance and delivery of the Conversion Shares will not (i) assuming the Company obtains the requisite consent of Fleet Capital Corporation as required

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under the Loan  Agreement,  dated  March  28,  2003,  by and among the  Company,
Artesyn North America, Inc., Artesyn Communications Products, Inc. and Fleet Capital Corporation (the "Senior Credit Agreement"), conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which indenture, mortgage, deed of trust, loan agreement or other agreement or instrument is material to the Company and its subsidiaries, taken as a whole; (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; or (iii) conflict with or violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets. Except for the registration for resale of the Notes and the Conversion Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state law, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and
performance  of  any  of  the  Operative   Documents  by  the  Company  and  the
consummation of the transactions contemplated thereby, including the issuance of the Conversion Shares.

          (m) Except as set forth or contemplated in the Offering Memorandum, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act, other than shares issued pursuant to employee benefit or savings plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (n) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, other than certain mergers of wholly owned subsidiaries of the Company with or into wholly owned subsidiaries of the Company and shares issued pursuant to employee benefit or savings plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or any event which has resulted in or would reasonably be expected to result in a Material Adverse Effect otherwise than as set forth or contemplated in the Offering Memorandum.

          (o) The financial statements (including the related notes and supporting schedules) included in the Offering Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on

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a consistent  basis  throughout the periods  involved  except that the financial statements as of December 27, 2002 and December 28, 2001 for the years ending December 27, 2002, December 28, 2001 and December 29, 2000 exclude the financial statements schedules required by Article 12 of Regulation S-X.

          (p) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Offering Memorandum and who have delivered the initial letter referred to in Section 5(e) hereof, are independent public accountants as required by the Act and the rules and regulations promulgated thereunder.

          (q) The Company and each of its subsidiaries have good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are set forth or contemplated in the Offering Memorandum or as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (r) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

          (s) The Company and each of its subsidiaries own, or possess adequate rights to use, all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and patents currently used by them in connection with their respective businesses except as set forth or contemplated in the Offering Memorandum and except where the failure to so own or possess would not result in a Material Adverse Effect, and the Company has not received any notice of any claim of conflict with, any such rights of others which, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Effect, except as set forth or contemplated in the Offering Memorandum.

          (t) There are no actions, suits or judicial proceedings pending relating to patents or proprietary information to which the Company and each of its subsidiaries are parties or of which any property of the Company and each of its subsidiaries is subject, and, to the knowledge of the Company, no actions, suits or judicial proceedings are threatened by governmental authorities, except as set forth or contemplated in the Offering Memorandum which could reasonably be expected to result in a Material Adverse Effect. The Company is not aware of, except as set forth or contemplated in the Offering Memorandum, any claim by others that the Company or its subsidiary is infringing or otherwise violating any patents or other intellectual property rights of others and is not aware of any rights of third parties to any of the Company and its subsidiaries' patent

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applications, licensed patents or licenses which could reasonably be expected to result in a Material Adverse Effect.

          (u) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to result in a Material Adverse Effect, other than as set forth in the Offering Memorandum; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (v) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

          (w) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (x) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the
Commission pursuant to the Exchange Act and the rules and regulations promulgated under the Exchange Act.

          (y) The Company has filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof, other than those filings being contested in good faith, and has paid all material taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has resulted in (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would result in) a Material Adverse Effect.

          (z) Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, the Company has not (i) issued or granted any securities other than options and shares issued pursuant to employee benefit or savings plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and

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obligations  which were  incurred  in the  ordinary  course of  business,  (iii)
entered into any material  transaction not in the ordinary course of business or
(iv) declared or paid any dividend on its capital stock.

          (aa) The  Company (i) makes and keeps  accurate  books and records and
(ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (bb) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or
(iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject. Each of the Company and its subsidiaries has such licenses, permits, franchises or other governmental authorizations or permits (the "Authorizations") necessary to the ownership of its property or to the conduct of its business except where the failure to have any such Authorization would not result in a Material Adverse Effect.

          (cc) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (dd) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with

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respect to which the Company or any of its subsidiaries  have knowledge,  except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in, singularly or in the aggregate with all such
spills,  discharges,  leaks,  emissions,   injections,   escapes,  dumpings  and
releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings
specified  in  any  applicable  local,  state,   federal  and  foreign  laws  or
regulations with respect to environmental protection.

          (ee)  The  Company  is  not  an  "investment  company"  or  a  company
"controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (ff) None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) (other than the Initial Purchasers, about which no representation is made by the Company), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D) under the Act or in any manner involving a public offering within the meaning of Section 4(2) of the Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

          (gg) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

          2. PURCHASE, SALE AND DELIVERY OF NOTES.

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.50% of the principal amount thereof (the "purchase price") the principal amount of Firm Notes set forth opposite such Initial Purchaser's name in Schedule I hereto.

          Delivery of and payment for the Firm Notes shall be made at the office of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 a.m. (New York time), or such other location as may be mutually acceptable, on August 13, 2003, or such later date as the Initial Purchasers and the Company shall agree, which date and time may be postponed as provided in
Section 8 (such date and time of delivery and payment for the Firm Notes being herein called the "First Delivery Date"). Delivery of the Firm Notes shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers. Payment for the Firm Notes shall be effected either by wire transfer of immediately available funds to an account with a bank acceptable to the Initial Purchasers, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchasers at least two business days in advance of the First Delivery Date, or by such other manner of payment as may be agreed by the Company and the Initial Purchasers.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the Option to the Initial Purchasers to purchase, severally and not jointly, the Optional Notes at the same price as the Initial Purchasers shall pay for the Firm Notes and the principal amount of the Optional Notes to be sold to be each Initial Purchaser shall be that principal amount which bears the same ratio to the aggregate principal amount of Optional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto bears to the aggregate principal amount of Firm Notes being purchased hereunder (or such number increased as set forth in Section 8). The Option may be exercised at the sole discretion of the Initial Purchasers. The Option may be exercised once in whole or in part at any time not more than 30 days subsequent to the date of this Agreement upon notice in writing or by facsimile by the Initial Purchasers to the Company setting forth the amount (which shall be an integral multiple of $1,000) of Optional Notes as to which the Initial Purchasers are exercising the Option.

          The date for the delivery of and payment for the Optional Notes, being herein referred to as an "Optional Delivery Date", which may be the First Delivery Date (the First Delivery Date and the Optional Delivery Date, if any, being sometimes referred to as a "Delivery Date"), shall be determined by the Initial Purchasers but shall not be later than five full business days after written notice of election to purchase Optional Notes is given. Delivery of the Optional Notes shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers. Payment for the Optional Notes shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchasers at least two business days in advance of the Optional Delivery Date, or by such other manner of payment as may be agreed by the Company and the Initial Purchasers.

          (c) Against payment of the purchase price, the Company will deliver the Notes in the form of one or more global certificates (the "Global Notes"), registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants.

          The Global Notes will be made available, at the request of the Initial Purchasers, for checking at least 24 hours prior to such Delivery Date.

          (d) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder.

          3. FURTHER AGREEMENTS OF THE COMPANY. The Company further agrees:

          (a) To advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and not to effect any such amendment or supplement without the consent of the Initial Purchasers, which consent will not be unreasonably withheld or delayed. If, at any time prior to completion of the resale of the Notes by the Initial Purchasers, any event shall occur or condition exist as a result of which it, in the opinion of counsel to the Company or counsel to the Initial Purchasers, is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or to comply with applicable law, to promptly notify the Initial Purchaser and prepare, subject to the first sentence of this Section 3(a), such amendment or supplement as may be necessary to correct such untrue statement or omission.

          (b) To furnish to the Initial Purchasers and to Cleary, Gottlieb, Steen & Hamilton, counsel to the Initial Purchasers, copies of the Preliminary Offering Memorandum and the Offering Memorandum (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Initial Purchasers reasonably request for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

          (c) To use its reasonable efforts to take such action as the Initial Purchasers may reasonably request from time to time, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or otherwise subject itself to taxation in any jurisdiction in which it is not otherwise so qualified or subject.

          (d) To apply the proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Offering Memorandum.

          (e) For a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of), or announce an offering of any debt securities of the Company (other than the Notes) or any shares of Common Stock (other than the Conversion Shares, Common Stock issuable upon exercise or conversion of outstanding securities, and securities issuable in connection with the Company's "poison pill") or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than options to purchase Common Stock granted to new hires) without the prior written consent of Lehman Brothers Inc., which consent will not be unreasonably withheld or delayed.

          (f) During the period of two years after the Delivery Date, not to, and not permit any of its affiliates to, resell any Notes or Conversion Shares that have been acquired by any of them.

          (g) Not to, and not to permit any of its affiliates or any person acting on its behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes or Conversion Shares under the Act.

          (h) Not to, and not to permit any of its affiliates or any person acting on its behalf to, engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

          (i) Each of the Notes will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except after the Notes are resold pursuant to a registration statement effective under the Act.

          (j) Between the date hereof and the Delivery Date, not to do or authorize any act or thing that would result in an adjustment of the conversion price.

          (k) None of the Company or any of its affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Notes.

          (l) To use commercially reasonable efforts to assist the Initial Purchasers in arranging to cause the Notes to be accepted to trade in the PORTAL market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD").

          (m) To use commercially reasonable efforts to cause the Notes to be accepted for clearance and settlement through the facilities of DTC.

          (n) To use commercially reasonable efforts to have the Conversion Shares approved by the NASDAQ Stock Market's National Stock Exchange ("NASDAQ") for inclusion prior to the effectiveness of the Registration Statement.

          4. EXPENSES. The Company agrees to pay:

          (a) the costs incident to the authorization, issuance, sale and delivery of the Notes, and any taxes payable in that connection;

          (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendment or supplement to the Offering Memorandum, all as provided in this Agreement;

          (c) the costs of producing and distributing the Operative Documents;

          (d) the fees and expenses of Kirkpatrick & Lockhart LLP and Ernst & Young LLP;

          (e) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication;

          (f) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(c) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Initial Purchasers);

          (g) all costs and expenses incident to (i) the preparation of the "road show" presentation materials and (ii) the road show travelling expenses of the Company;

          (h) all fees and expenses incurred in connection with any rating of the Notes;

          (i) the costs of preparing the Notes;

          (j) all expenses and fees in connection with the application for inclusion of the Notes in the PORTAL market and the inclusion of the Conversion Shares on the NASDAQ;

          (k) the fees and expenses (including reasonable fees and disbursements of counsel) of the Trustee, and the costs and charges of any registrar, transfer agent, paying agent or conversion agent; and

          (l) all other costs and expenses incident to the Company's performance of its obligations under this Agreement;

PROVIDED that, except as provided in this Section 4 and in Section 7, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Notes which they may sell.

          5. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) No Initial Purchaser shall have discovered and disclosed to the Company prior to or on such Delivery Date that the Offering Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Initial Purchasers, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Documents and the Offering Memorandum or any amendment or supplement thereto, and all other legal matters relating to the Operative Documents and the transactions contemplated thereby shall be satisfactory in all material respects to counsel to the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c) Kirkpatrick & Lockhart LLP shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect that:

               (i) The Company is validly existing as a corporation in good standing under the laws of the State of Florida, is duly qualified to do business and is in good standing as a foreign corporation in specified jurisdictions;

               (ii) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

               (iii) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the authorized shares of capital stock of the Company conform in all material respects to the description thereof contained in the Offering Memorandum in the section entitled "Description of Capital Stock";

               (iv) The shares of Common Stock into which the Notes are convertible at the initial conversion price have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will not be subject to preemptive rights arising by operation of law or under the Company's Certificate of Incorporation or Bylaws or, to our knowledge, similar rights under the documents listed in the exhibits to the Company's latest Form 10-K and Form 10-Qs filed in respect of 2003 periods; and the Conversion Shares, when so issued and delivered upon such conversion against payment therefor in accordance with the terms of the Note and the Indenture, will be duly authorized and validly issued, fully paid and nonassessable;

               (v) The statements in the Offering Memorandum under the captions "Description of the Notes" and "Description of Capital Stock", insofar as they purport to summarize the provisions of the Indenture, the
          Registration Rights Agreement, the Notes and the Common Stock (including the Conversion Shares) fairly summarize in all material respects such provisions.

               (vi) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the issuance of the Notes and the Conversion Shares and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed by the Company as an exhibit to a registration statement or an Exchange Act report, (B) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or (C) result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company in the United States or any of its properties or assets that would in the case of (A) and (C) above result in a Material Adverse Effect; and, except as may be required by the securities or "blue sky" laws of any state of the United States in connection with the sale of the Notes, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery of this Agreement and the Indenture by the Company and the issuance of the Notes and the Conversion Shares and the consummation of the transactions contemplated hereby and thereby (except that we give no opinion as to the registration of the Notes and the Conversion Shares under the Act and the qualification of the Indenture under the Trust Indenture Act other than as set forth in subparagraph (vii) below);

               (vii) No registration of the Notes or the Conversion Shares under the Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with the offer, sale and delivery of the Notes or in connection with the conversion of the Notes into Conversion Shares, in each case, in the manner contemplated by the Offering Memorandum, this Agreement and the Indenture;

               (viii) The statements in the Offering Memorandum under the caption "United States Federal Income Tax Consequences", insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

               (ix) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (x) The Company has all necessary corporate power and authority to execute and deliver each of the Operative Documents to which it is a party and to perform its obligations thereunder and to issue, sell and deliver the Notes and the Conversion Shares to the Initial Purchasers;

               (xi) This Agreement has been duly authorized, executed and delivered by the Company;

               (xii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

               (xiii) The Notes have been duly authorized by the Company and when duly executed, issued and authenticated in accordance with terms of the Indenture and delivered to and paid for by the Initial Purchasers, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms; and

               (xiv) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid binding agreement of the Company, enforceable against it in accordance with its terms.

          In rendering such opinion, such counsel may recite customary assumptions, qualifications and limitations and may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Florida Business Corporation Act. Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that during the course of preparing the Offering Memorandum, such counsel participated in conferences with officers and other representatives of the Company, the Company's independent public accountants, the Initial Purchasers and their counsel, at which the contents of the Offering Memorandum were discussed, and while such counsel has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements made in the Offering Memorandum except as explicitly set forth above, no facts have come to the attention of such counsel that lead it to believe that the Offering Memorandum (other than the financial statements, financial and statistical data and supporting schedules as to which such counsel shall make no statement), as of its date or as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Cleary, Gottlieb, Steen & Hamilton shall have furnished to the Initial Purchasers their written opinion, as counsel to the Initial Purchasers, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance satisfactory to the Initial Purchasers.

          (e) At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (f) With respect to the letter of Ernst & Young LLP delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchasers a letter (the "bring-down letter") of such accountants, addressed to the Initial Purchasers and dated such Delivery Date (i) confirming that they are independent accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (g) The Company shall have furnished to the Initial Purchasers on such Delivery Date a certificate, dated such Delivery Date and delivered on behalf of the Company by its chief executive officer or its chief financial officer, in form and substance satisfactory to the Initial Purchasers, to the effect that:

               (i) The representations and warranties of the Company in Section 1 are true and correct as of such Delivery Date; and the Company has complied in all material respects with all its agreements contained herein;

               (ii) Such officer has examined the Offering Memorandum and, in such officer's opinion the Offering Memorandum, as of its date and as of the Delivery Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          (h) The Indenture, in agreed form consistent with the Offering Memorandum disclosures, shall have been duly executed and delivered by the Company and the Trustee and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

          (i) The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement, which shall have terms and provisions consistent with and substantially similar to those described in the Offering Memorandum (in form and substance satisfactory to the Company and the Initial Purchasers) and the Registration Rights Agreement shall be in full force and effect.

          (j) The NASD shall have accepted the Notes for trading on PORTAL.

          (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto) and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries other than certain mergers of wholly owned subsidiaries of the Company with or into wholly owned subsidiaries of the Company and options and shares issued pursuant to employee benefit or savings plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, or any change, or any development involving a prospective change, in or affecting the management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:

               (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ, or trading in any securities of the Company on any exchange shall have been suspended or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

               (ii) a banking moratorium shall have been declared by United States federal or New York State authorities;

               (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States which has a material adverse effect on the financial markets so as to make it in the judgment of Lehman Brothers, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto); or

               (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (m) The Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request to evidence compliance with the conditions set forth in this
Section 5.

          (n) The Company shall have obtained a waiver duly executed and delivered by Fleet Capital Corporation as may be required under the terms of the Senior Credit Agreement to complete the transactions contemplated hereby (in form and substance reasonably satisfactory to the Initial Purchasers).

          (o) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Initial Purchasers.

          6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL PURCHASERS. Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a Qualified Institutional Buyer. Each Initial Purchaser, severally and not jointly, acknowledges and agrees with the Company that:

          (a) The Notes and the Conversion Shares have not been and will not be registered under the Act in connection with the initial offering of the Notes.

          (b) Such Initial Purchaser is purchasing the Notes pursuant to a private sale exemption from registration under the Act;

          (c) The Initial Purchaser is not acquiring the Notes with a view to any distribution thereof or with any intention of offering or selling the Notes in a transaction that would violate the Act or the securities laws of any state in the United States or any other applicable jurisdiction in which it offers or sells Notes or distributes the Preliminary Offering Memorandum or the Offering Memorandum; and will be re-offering and selling the Notes only in Exempt Resales to Qualified Institutional Buyers in reliance on the exemption from the registration requirements under the Act provided by Rule 144A;

          (d) Such Initial Purchaser has not offered and will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising (as those terms are used in Regulation D).

          (e) The Initial Purchaser will take reasonable steps to inform Qualified Institutional Buyers acquiring Notes from the Initial Purchaser in the initial offering of the Notes that the Notes are being sold to them without registration under the Act in reliance on Rule 144A.

          7. INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company shall indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Initial Purchaser, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto,
          (B) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "Blue Sky Application"), or (C) in any written materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or

               (ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

and shall reimburse each Initial Purchaser and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement, or in any Blue Sky Application or Marketing Materials in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein and described in Section 7(e); PROVIDED, FURTHER, that as to any Preliminary Offering Memorandum, this indemnity agreement shall not inure to the benefit of any Initial Purchaser, its officers or employees or any person controlling that Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Initial Purchaser if that Initial Purchaser failed to send or give a copy of the Offering Memorandum, as the same may be amended or supplemented, to that person, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Offering Memorandum was corrected in the Offering Memorandum, unless such failure resulted from non-compliance by the Company with
Section 3(b). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

          (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless, the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials, or

               (ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein and described in
Section 7(e), and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced (including, without limitation, the forfeiture of substantial rights and defenses) by such failure and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Initial Purchasers shall have the right to employ separate counsel to represent jointly the Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 7 if, (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party), and in any such event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the indemnifying party be liable for the fees and expenses of more than one such counsel representing the Initial Purchasers. No indemnifying party shall:

               (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder
          (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

               (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement.

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

               (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes, or

               (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if the amount of contributions pursuant to this
Section 7(d) were to be determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, subject to the limitations above, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

          (e) The Initial Purchasers severally confirm that the statements with respect to the offering of the Notes set forth on the cover page of the Offering Memorandum and in the sixth, eighth and fourteenth paragraphs and the allocation table under the caption "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

          8. DEFAULTING INITIAL PURCHASERS.

          If, on any Delivery Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchaser shall be obligated to purchase the aggregate principal amount of Notes which the defaulting Initial Purchaser agreed but failed to purchase on such Delivery Date; PROVIDED, HOWEVER, that the remaining non-defaulting Initial Purchaser shall not be obligated to purchase any Notes on such Delivery Date if the total aggregate principal amount of Notes which the defaulting Initial Purchaser agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount of Notes to be purchased on such Delivery Date, and the remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes which it agreed to purchase on such Delivery Date pursuant to the terms of
Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchaser, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase on such Delivery Date, in such proportion as may be agreed upon among them, the total aggregate principal amount of Notes to be purchased on such Delivery Date. If the remaining Initial Purchaser or other purchasers satisfactory to the Initial Purchasers do not elect to purchase on such Delivery Date the aggregate principal amount of Notes which the defaulting Initial Purchaser agreed but failed to purchase, this Agreement (or with respect to the Optional Delivery Date, the obligation of the Initial Purchasers to purchase the Optional Notes) shall terminate without liability on the part of any non-defaulting Initial Purchaser and the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 10. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this
Section 8, purchases Notes which a defaulting Initial Purchaser agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the remaining non-defaulting Initial Purchaser or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes in the Offering Memorandum or in any other document or arrangement that, in the opinion of counsel to the Company or counsel to the Initial Purchasers, may be necessary.

          9. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 5(k) and (l) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

          10. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If (a) the Company shall fail to tender the Notes for delivery to the Initial Purchasers for any reason permitted under this Agreement or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9) the Company shall reimburse the Initial Purchasers for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

          11. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 1-212-526-0943); and

               (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Artesyn Technologies, Inc., 7900 Glades Road, Boca Raton, Florida 33434, Attention: Treasurer (Fax: (561) 451-1050).

PROVIDED, HOWEVER, that any notice to an Initial Purchaser pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to each such Initial Purchaser, which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

          12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Initial Purchaser and the person or persons, if any, who control each Initial Purchaser within the meaning of Section 15 of the Act and any indemnity agreement of the Initial Purchasers contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

          14. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Act.

          15. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law.

          16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          17. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                          Very truly yours,


                                          ARTESYN TECHNOLOGIES, INC.


                                          By /s/ Richard J. Thompson
                                             -----------------------
                                             Name:  Richard J. Thompson
                                             Title: Chief Financial Officer


Accepted and agreed by:

LEHMAN BROTHERS INC.
STEPHENS INC.

By: LEHMAN BROTHERS INC.

By /s/ Kyle Ryland
   -------------------------
   Authorized Representative

                                   SCHEDULE 1

                                               Principal Amount
Initial Purchasers                              of Firm Notes

Lehman Brothers Inc..................        $   62,250,000
Stephens Inc.........................            12,750,000
                                            -----------------------
      Total..........................        $   75,000,000
                                            =======================


                                       28